Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	July 17, 2014
Laura Wehby (Investors)
(513) 534-7407
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES SECOND QUARTER 2014 NET INCOME TO COMMON

SHAREHOLDERS OF $416 MILLION, OR $0.49 PER DILUTED SHARE

•	2Q14 net income available to common shareholders of $416 million, or $0.49 per diluted common share

•	2Q14 return on average assets (ROA) of 1.34%; return on average common equity of 11.9%; return on average tangible common equity** of 14.4%

•	Pre-provision net revenue (PPNR)** of $682 million in 2Q14

•	Net interest income (FTE) of $905 million, up 1% sequentially and up 2% from 2Q13; net interest margin of 3.15%, down 7 basis points sequentially

•	Average portfolio loans of $90.5 billion, up $1.0 billion, or 1 percent, sequentially and up $3.8 billion, or 4 percent, from 2Q13

•	Noninterest income of $736 million compared with $564 million in prior quarter, primarily driven by the $125 million gain on the sale of Vantiv shares and a $63 million positive valuation on the Vantiv warrant

•	Noninterest expense of $954 million compared with $950 million in the prior quarter driven by increased litigation reserve charges partially offset by lower benefits expense

•	Solid credit trends

•	2Q14 net charge-offs of $101 million (0.45% of loans and leases) vs. 1Q14 NCOs of $168 million (0.76% of loans and leases) and 2Q13 NCOs of $112 million (0.51% of loans and leases)

•	2Q14 provision expense of $76 million vs. $69 million in 1Q14 and $64 million in 2Q13

•	Allowance for loan and lease losses decreased $25 million sequentially; allowance to loan ratio of 1.61%

•	Total nonperforming assets (NPAs) of $837 million, including loans held-for-sale (HFS), declined $112 million, or 12%, sequentially; portfolio NPA ratio of 0.92% down 13 bps from 1Q14, NPL ratio of 0.70% down 12 bps from 1Q14

•	Strong capital ratios*

•	Tier 1 common ratio** 9.61%, vs. 9.51% in 1Q14 (Basel III pro forma estimate of ~9.3%)

•	Tier 1 risk-based capital ratio 10.80%, Total risk-based capital ratio 14.30%, Leverage ratio 9.86%

•	Tangible common equity ratio** of 9.00%; 8.74% excluding securities portfolio unrealized gains/losses

•	Book value per share of $16.74; tangible book value per share** of $13.86; up 3% from 1Q14 and up 9% from 2Q13

•	Repurchased 6 million common shares in 2Q14; incremental impact from 1Q14 and 2Q14 transactions reduced average diluted share count by 9 million in 2Q14

*	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of recent prospective regulatory capital requirements approved in July 2013. See “Capital Position” section for more information.
**	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2014 net income of $439 million versus net income of $318 million in the first quarter of 2014 and $591 million in the second quarter of 2013. After preferred dividends, net income available to common shareholders was $416 million, or $0.49 per diluted share, in the second quarter of 2014, compared with $309 million, or $0.36 per diluted share, in the first quarter of 2014, and $582 million, or $0.65 per diluted share, in the second quarter of 2013.

Second quarter 2014 included:

Income

•	$125 million gain on the sale of Vantiv shares

•	$63 million positive valuation adjustment on the Vantiv warrant

•	($17 million) negative valuation adjustments for land upon which the Bancorp no longer expects to build branches

•	($16 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

•	($12 million) negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems

Expenses

•	($61 million) in litigation reserve charges

Results also included an immaterial amount in mortgage repurchase provision.

First quarter 2014 included:

Income

•	($36 million) negative valuation adjustment on the Vantiv warrant

•	$1 million benefit related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($51 million) in litigation reserve charges

Results also included the impact of $3 million in mortgage repurchase provision.

Second quarter 2013 included:

Income

•	$242 million gain on the sale of Vantiv shares

•	$76 million positive valuation adjustment on the Vantiv warrant

•	$10 million pre-tax benefit resulting from a settlement related to the previously surrendered bank-owned life insurance (BOLI) policy

•	($5 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($51 million) in charges to increase litigation reserves

Results also included the impact of $20 million in mortgage repurchase provision.

Earnings Highlights

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$439	$318	$402	$421	$591	38%	(26%)
Net income available to common shareholders	$416	$309	$383	$421	$582	35%	(29%)
Common Share Data
Earnings per share, basic	0.49	0.36	0.44	0.47	0.67	36%	(27%)
Earnings per share, diluted	0.49	0.36	0.43	0.47	0.65	36%	(25%)
Cash dividends per common share	0.13	0.12	0.12	0.12	0.12	8%	8%
Financial Ratios
Return on average assets	1.34%	1.00%	1.24%	1.35%	1.94%	34%	(31%)
Return on average common equity	11.9	9.0	10.8	12.1	17.3	31%	(31%)
Return on average tangible common equity(b)	14.4	11.0	13.1	14.7	21.1	31%	(32%)
Tier I risk-based capital	10.80	10.45	10.43	11.21	11.14	3%	(3%)
Tier I common equity(b)	9.61	9.51	9.45	9.95	9.49	1%	1%
Net interest margin(a)	3.15	3.22	3.21	3.31	3.33	(2%)	(5%)
Efficiency(a)	58.2	64.9	61.5	59.2	53.2	(10%)	9%
Common shares outstanding (in thousands)	844,489	847,569	855,306	887,030	851,474	—	(1%)
Average common shares outstanding (in thousands):
Basic	838,492	845,860	868,077	880,183	858,583	(1%)	(2%)
Diluted	848,245	857,924	877,511	888,111	900,625	(1%)	(6%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The tangible common equity and tier 1 common equity ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.

The percentages in all of the tables in this earning release are calculated on actual dollar amounts and not the rounded dollar amounts.

NM: Not meaningful.

“Second quarter results reflected our continued focus on revenue generation and core expense management, which contributed to return on average assets of 1.34 percent and return on average tangible common equity* of 14.4 percent,” said Kevin Kabat, CEO of Fifth Third Bancorp. “During the quarter, we also continued to monetize our ownership position in Vantiv by selling 6 million shares that contributed $125 million in pre-tax earnings. Vantiv continues to be an important investment for us and we still own 22.8 percent of the company and remain their largest shareholder.

“Balance sheet growth in the quarter reflected the strategic investments we have made in our businesses as well as increased investment securities balances. We continued to see solid growth in our commercial business, particularly in C&I lending, which was up 10 percent compared with last year and commercial core deposits, which were up 16 percent compared with the prior year. Overall, core deposits were up 9 percent over last year.

“Fee income results for the quarter demonstrated solid core operating trends and sequential growth was highlighted by card and processing revenue, up 11 percent, and service charges on deposits, up 5 percent. Credit results improved in the quarter including net charge-offs of 45 basis points of loans. Our nonperforming asset ratio was 92 basis points and was below 100 basis points for the first time since the third quarter of 2007.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

“During the quarter, we increased our quarterly common stock dividend 8 percent to $0.13 and entered into an agreement to repurchase $150 million of common shares, which represented the first quarter of share repurchases under our 2014 CCAR plan. We continue to maintain strong capital ratios as our Tier I common equity ratio* was 9.6 percent, and 9.3 percent as estimated pro forma under the Basel III rules.”

Income Statement Highlights

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$905	$898	$905	$898	$885	1%	2%
Provision for loan and lease losses	76	69	53	51	64	10%	20%
Total noninterest income	736	564	703	721	1,060	31%	(31%)
Total noninterest expense	954	950	989	959	1,035	—	(8%)

Income before income taxes (taxable equivalent)	611	443	566	609	846	38%	(28%)

Taxable equivalent adjustment	5	5	5	5	5	(11%)	(3%)
Applicable income taxes	167	119	159	183	250	40%	(33%)

Net income	439	319	402	421	591	38%	(26%)
Less: Net income attributable to noncontrolling interests	—	1	—	—	—	(60%)	24%

Net income attributable to Bancorp	439	318	402	421	591	38%	(26%)
Dividends on preferred stock	23	9	19	—	9	NM	NM

Net income available to common shareholders	416	309	383	421	582	35%	(29%)

Earnings per share, diluted	$0.49	$0.36	$0.43	$0.47	$0.65	36%	(25%)

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Net Interest Income

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,013	$998	$1,007	$997	$989	1%	2%
Total interest expense	108	100	102	99	104	8%	4%

Net interest income (taxable equivalent)	$905	$898	$905	$898	$885	1%	2%

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.53%	3.58%	3.57%	3.68%	3.73%	(1%)	(6%)
Rate paid on interest-bearing liabilities	0.54%	0.51%	0.52%	0.54%	0.57%	5%	(6%)

Net interest rate spread (taxable equivalent)	2.99%	3.07%	3.05%	3.14%	3.16%	(2%)	(5%)

Net interest margin (taxable equivalent)	3.15%	3.22%	3.21%	3.31%	3.33%	(2%)	(5%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$91,241	$90,238	$88,865	$89,154	$89,473	1%	2%
Total securities and other short-term investments	23,940	22,940	23,043	18,528	16,962	4%	41%
Total interest-earning assets	115,181	113,178	111,908	107,682	106,435	2%	8%
Total interest-bearing liabilities	80,770	79,130	77,573	73,190	73,363	2%	10%
Bancorp shareholders’ equity	15,157	14,862	14,757	14,440	14,221	2%	7%

Net interest income of $905 million on a fully taxable equivalent basis increased $7 million from the first quarter driven by interest-earning asset growth and an additional day in the second quarter. These benefits were partially offset by the effects of loan repricing and higher interest expense associated with debt issuances in the first half of 2014.

The net interest margin was 3.15 percent, a decrease of 7 bps from the previous quarter primarily due to the effects of loan repricing and debt issuances partially offset by higher yields on investment securities. Additionally, day count negatively impacted the net interest margin by 2 bps.

Compared with the second quarter of 2013, net interest income increased $20 million and the net interest margin decreased 18 bps. The increase in net interest income was driven by higher balances and yields on investment securities as well as higher loan balances partially offset by the effect of loan repricing. The decline in the net interest margin was primarily driven by the impact of loan repricing.

Securities

Average securities and other short-term investments were $23.9 billion in the second quarter of 2014 compared with $22.9 billion in the previous quarter and $17.0 billion in the second quarter of 2013. Average securities of $21.8 billion increased $1.3 billion from the prior quarter due to net additions of approximately $2.1 billion of securities in the second quarter of 2014 primarily reflecting purchases of securities with favorable treatment under the proposed LCR standards. Other short-term investments average balances of $2.2 billion decreased $327 million sequentially.

Loans

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$41,374	$40,377	$38,835	$38,133	$37,630	2%	10%
Commercial mortgage loans	7,885	7,981	8,047	8,273	8,618	(1%)	(8%)
Commercial construction loans	1,362	1,116	952	793	713	22%	91%
Commercial leases	3,555	3,607	3,578	3,572	3,552	(1%)	—

Subtotal - commercial loans and leases	54,176	53,081	51,412	50,771	50,513	2%	7%

Consumer:
Residential mortgage loans	12,611	12,659	12,609	12,486	12,260	—	3%
Home equity	9,101	9,194	9,296	9,432	9,625	(1%)	(5%)
Automobile loans	12,070	12,023	12,019	12,083	11,887	—	2%
Credit card	2,232	2,230	2,202	2,140	2,071	—	8%
Other consumer loans and leases	359	343	357	360	351	5%	2%

Subtotal - consumer loans and leases	36,373	36,449	36,483	36,501	36,194	—	—

Total average loans and leases (excluding held for sale)	$90,549	$89,530	$87,895	$87,272	$86,707	1%	4%
Average loans held for sale	692	708	970	1,882	2,766	(2%)	(75%)

Average loan and lease balances (excluding loans held-for-sale) increased $1.0 billion, or 1 percent, sequentially and increased $3.8 billion, or 4 percent, from the second quarter of 2013. The sequential increase in average loans and leases was primarily driven by growth in the commercial and industrial (C&I) and commercial construction loans. Sequential growth was partially offset primarily by declines in commercial mortgage and home equity loans. Period end loans and leases (excluding loans held-for-sale) of $90.5 billion increased $779 million, or 1 percent, sequentially and $3.5 billion, or 4 percent, from a year ago.

Average commercial portfolio loan and lease balances increased $1.1 billion, or 2 percent, sequentially and increased $3.7 billion, or 7 percent, from the second quarter of 2013. The increase was largely driven by growth in average C&I loans of $997 million from the prior quarter and $3.7 billion from the second quarter of 2013. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased for the sixth consecutive quarter. Commercial line usage, on an end of period basis, was 32 percent of committed lines in the second quarter of 2014 compared with 30 percent in the first quarter of 2014 and 31 percent in the second quarter of 2013.

Average consumer portfolio loan and lease balances were flat sequentially and year-over-year. Average residential mortgage loans were flat sequentially and increased 3 percent from a year ago. On a sequential basis, average home equity loans declined 1 percent while average credit card loans and automobile loans were flat. Compared with the second quarter of 2013, average home equity loans declined 5 percent while average credit card loans increased 8 percent and automobile loans increased 2 percent.

Average loans held-for-sale balances of $692 million decreased $16 million sequentially and $2.1 billion compared with the second quarter of 2013. Period end loans held-for-sale of $682 million decreased $98 million from the previous quarter and $1.5 billion from the second quarter of 2013 reflecting lower residential mortgage held-for-sale balances.

Deposits

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$31,275	$30,626	$30,765	$30,655	$29,682	2%	5%
Interest checking	25,222	25,911	24,650	23,116	22,796	(3%)	11%
Savings	16,509	16,903	17,323	18,026	18,864	(2%)	(12%)
Money market	13,942	12,439	11,285	9,693	8,918	12%	56%
Foreign office(a)	2,200	2,017	1,717	1,755	1,418	9%	55%

Subtotal - Transaction deposits	89,148	87,896	85,740	83,245	81,678	1%	9%
Other time	3,693	3,616	3,529	3,676	3,859	2%	(4%)

Subtotal - Core deposits	92,841	91,512	89,269	86,921	85,537	1%	9%
Certificates - $100,000 and over	3,840	5,576	7,456	7,315	6,519	(31%)	(41%)
Other	—	—	—	17	10	NM	NM

Total deposits	$96,681	$97,088	$96,725	$94,253	$92,066	—	5%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $1.3 billion, or 1 percent, sequentially and increased $7.3 billion, or 9 percent, from the second quarter of 2013. Average transaction deposits increased $1.3 billion, or 1 percent, from the first quarter of 2014 primarily driven by higher money market account and demand deposit balances, partially offset by lower interest checking and savings balances. Year-over-year transaction deposits increased $7.5 billion, or 9 percent, driven by higher money market account, interest checking, and demand deposit balances, partially offset by lower savings balances. Other time deposits increased 2 percent sequentially and decreased 4 percent compared with the second quarter of 2013.

Commercial average transaction deposits were flat sequentially and increased 16 percent from the previous year. Sequential performance reflected higher demand deposit, foreign office, and savings balances, offset by lower interest checking and money market account balances and year-over-year growth reflected higher demand deposit, interest checking, money market account, and foreign office balances due to customers holding higher balances.

Consumer average transaction deposits increased 2 percent sequentially and 4 percent from the second quarter of 2013. The sequential increase reflected higher money market account and demand deposit balances partially offset by lower savings and interest checking balances. Year-over-year growth was driven by increased money market account and interest checking balances partially offset by lower savings and demand deposit balances.

Wholesale Funding

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates - $100,000 and over	$3,840	$5,576	$7,456	$7,315	$6,519	(31%)	(41%)
Other deposits	—	—	—	17	10	NM	NM
Federal funds purchased	606	547	301	464	560	11%	8%
Other short-term borrowings	2,234	1,808	2,177	1,675	2,867	24%	(22%)
Long-term debt	12,524	10,313	9,135	7,453	7,552	21%	66%

Total wholesale funding	$19,204	$18,244	$19,069	$16,924	$17,508	5%	10%

Average wholesale funding of $19.2 billion increased $960 million, or 5 percent, sequentially and $1.7 billion, or 10 percent, compared with the second quarter of 2013. The sequential increase was driven by an increase in long-term debt, partially offset by a decrease in certificates $100,000 and over. Average other short-term borrowings increased $426 million from the prior quarter primarily due to an increase in FHLB borrowings. The year-over-year increase reflected an increase in long-term debt, partially offset by a decrease in certificates $100,000 and over and other short-term borrowings. Average long-term debt balances reflected the issuance of $1.5 billion of bank senior debt in the second quarter of 2014, as well as the full quarter impact of $500 million in Bancorp senior debt issued in the first quarter of 2014. On June 11, 2014, Fifth Third completed a $1.5 billion auto securitization, which did not significantly impact average balances due to timing.

Noninterest Income

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$139	$133	$142	$140	$136	5%	2%
Corporate banking revenue	107	104	94	102	106	3%	1%
Mortgage banking net revenue	78	109	126	121	233	(29%)	(67%)
Investment advisory revenue	102	102	98	97	98	—	4%
Card and processing revenue	76	68	71	69	67	11%	12%
Other noninterest income	226	41	170	185	414	NM	(45%)
Securities gains, net	8	7	2	2	—	16%	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	5	6	—	(100%)

Total noninterest income	$736	$564	$703	$721	$1,060	31%	(31%)

Noninterest income of $736 million increased $172 million sequentially and decreased $324 million compared with prior year results. These comparisons reflect the impacts described below.

For the quarters ending June 30, 2014, March 31, 2014, and June 30, 2013, the impacts of Vantiv warrant valuation adjustments were positive $63 million, negative $36 million, and positive $76 million, respectively. Quarterly results also included charges related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares. Valuation adjustments on this swap were a negative $16 million, positive $1 million, and negative $5 million in the second quarter of 2014, the first quarter of 2014, and the second quarter of 2013, respectively. Gains on sales of Vantiv shares were $125 million in the second quarter of 2014 and $242 million in the second quarter of 2013. Additionally, second quarter 2014 results included a $17 million negative valuation adjustment for land upon which the Bancorp no longer expects to build branches, and a $12 million negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems during the quarter. Second quarter 2013 results also included a pre-tax benefit of $10 million resulting from the settlement related to a previously surrendered BOLI policy. Excluding these items and net securities gains in all periods, noninterest income of $585 million decreased $7 million, or 1 percent, from the previous quarter and decreased $152 million, or 21 percent, from the second quarter of 2013. The sequential and year-over-year decline was primarily due to lower mortgage banking net revenue.

Service charges on deposits of $139 million increased 5 percent from the first quarter and 2 percent compared with the same quarter last year. Sequential growth was due to a 6 percent increase in retail service charges from seasonally lower first quarter volume as well as a 4 percent increase in commercial service charges. The year-over-year increase was driven by an increase in commercial service charges of 7 percent, partially offset by a 6 percent decline in retail service charges due to higher initial consumer service charges that followed the final rollout of our new deposit products in the year ago quarter. The sequential and year-over-year increase in commercial service charges was primarily related to new products and new clients.

Corporate banking revenue of $107 million increased 3 percent from the first quarter of 2014 and 1 percent from the second quarter last year. The sequential increase was due to higher syndication fees, foreign exchange fees, and interest rate derivatives, partially offset by a decline in lease remarketing fees and institutional sales revenue. The year-over-year increase was driven by higher syndication fees, institutional sales revenue and letter of credit fees, partially offset by a decline in interest rate derivatives, lease remarketing fees, business lending fees, and foreign exchange fees.

Mortgage banking net revenue was $78 million in the second quarter of 2014, a 29 percent decrease from the first quarter of 2014 and a 67 percent decrease from the second quarter of 2013. Second quarter 2014 originations were $2.0 billion, compared with $1.7 billion in the previous quarter and $7.5 billion in the second quarter of 2013. Second quarter 2014 originations resulted in gains of $42 million on mortgages sold, compared with gains of $41 million during the previous quarter and $150 million during the second quarter of 2013. The decrease from the prior year reflected lower production and lower gain on sale margins, while sequentially higher mortgage originations were offset by lower gain on sale margins. Mortgage servicing fees were $62 million this quarter, the first quarter of 2014, and the second quarter of 2013. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $26 million in the second quarter of 2014 (reflecting MSR amortization of $32 million and MSR valuation adjustments of positive $6 million); positive $6 million in the first quarter of 2014 (MSR amortization of $22 million and MSR valuation adjustments of positive $28 million); and positive $21 million in the second quarter of 2013 (MSR amortization of $51 million and MSR valuation adjustments of positive $72 million). The mortgage servicing asset, net of the valuation reserve, was $928 million at quarter-end on a servicing portfolio of $68 billion.

Investment advisory revenue of $102 million was flat from the first quarter and increased 4 percent year-over-year. Sequential comparisons reflected an increase in brokerage fees which were offset by lower tax-related private client services revenue, which is seasonally stronger in the first quarter. The year-over-year increase was attributable to higher private client services revenue, partially offset by lower securities fees.

Card and processing revenue of $76 million in the second quarter of 2014 increased 11 percent sequentially and 12 percent from the second quarter of 2013. The sequential increase reflected higher transaction volumes compared with seasonally weak first quarter volumes. The year-over-year increase reflects an increase in the number of actively used cards as well as higher processing fees related to additional ATM locations.

Other noninterest income totaled $226 million in the second quarter of 2014, compared with $41 million in the previous quarter and $414 million in the second quarter of 2013. As described above, included in results were the impact of gains on sales of Vantiv shares, Vantiv warrant valuation adjustments, charges related to the valuation of the Visa total return swap, a valuation adjustment for land upon which the Bancorp no longer expects to build branches, a negative impact to equity method income from the Bancorp’s interest in Vantiv related to certain charges recognized by Vantiv as a result of their acquisition of Mercury Payment Systems, and a settlement related to a previously surrendered BOLI policy. Excluding these items, other noninterest income of $83 million increased approximately $7 million, or 9 percent, from the first quarter of 2014 primarily related to an improvement in net credit related costs and decreased approximately $8 million, or 9 percent, from the second quarter of 2013 primarily due to a decrease in insurance income related to mortgage production.

Net gains on investment securities were $8 million in the second quarter of 2014, compared with $7 million in the previous quarter and an immaterial amount in the second quarter of 2013.

Noninterest Expense

	For the Three Months Ended					% Change
	June	March	December	September	June
	2014	2014	2013	2013	2013	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$368	$359	$388	$389	$404	2%	(9%)
Employee benefits	79	101	78	83	83	(22%)	(5%)
Net occupancy expense	79	80	77	75	76	(1%)	3%
Technology and communications	52	53	53	52	50	(3%)	4%
Equipment expense	30	30	29	29	28	1%	9%
Card and processing expense	37	31	37	33	33	17%	10%
Other noninterest expense	309	296	327	298	361	5%	(14%)

Total noninterest expense	$954	$950	$989	$959	$1,035	—	(8%)

Noninterest expense of $954 million was flat compared with the first quarter of 2014 and declined 8 percent from the second quarter of 2013.

Second quarter 2014 expenses included $61 million in charges to litigation reserves compared with $51 million each in the first quarter of 2014 and second quarter of 2013. Excluding these items, noninterest expense of $893 million was down $6 million, or 1 percent, sequentially and decreased $91 million, or 9 percent, year-over-year. The year-over-year decline reflected lower compensation-related expense and benefits expense, primarily due to changes in our mortgage and retail staffing.

Second quarter 2014 other noninterest expense included provision for mortgage repurchases of $1 million. This compared with expense of $3 million in the first quarter and expense of $20 million a year ago. (Realized mortgage repurchase losses were $5 million in the second quarter of 2014, compared with $10 million last quarter and $14 million in the second quarter of 2013).

Credit Quality

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Total net losses charged off ($ in millions)
Commercial and industrial loans	$(31)	$(97)	$(66)	$(44)	$(33)
Commercial mortgage loans	(9)	(3)	(8)	(2)	(10)
Commercial construction loans	(8)	(5)	(4)	2	—
Commercial leases	—	—	—	—	(2)
Residential mortgage loans	(8)	(15)	(13)	(12)	(15)
Home equity	(18)	(16)	(26)	(19)	(23)
Automobile loans	(5)	(8)	(6)	(6)	(5)
Credit card	(21)	(19)	(21)	(19)	(19)
Other consumer loans and leases	(1)	(5)	(4)	(9)	(5)

Total net losses charged off	(101)	(168)	(148)	(109)	(112)
Total losses	(127)	(190)	(183)	(141)	(145)
Total recoveries	26	22	35	32	33

Total net losses charged off	$(101)	$(168)	$(148)	$(109)	$(112)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	0.45%	0.76%	0.67%	0.49%	0.51%
Commercial	0.35%	0.79%	0.60%	0.35%	0.36%
Consumer	0.60%	0.72%	0.76%	0.70%	0.73%

Net charge-offs were $101 million, or 45 bps, of average loans on an annualized basis, in the second quarter of 2014 compared with net charge-offs of $168 million, or 76 bps, in the first quarter of 2014 and $112 million, or 51 bps, in the second quarter of 2013. The first quarter of 2014 included three credits that together resulted in combined charge-offs of $60 million (27 bps).

Commercial net charge-offs were $48 million, or 35 bps, down $57 million sequentially. C&I net charge-offs of $31 million decreased $66 million from the previous quarter primarily reflecting the impact of the charge-offs mentioned above. Commercial real estate net charge-offs increased $9 million from $8 million in the previous quarter.

Consumer net charge-offs were $53 million, or 60 bps, down $10 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $8 million, down $7 million from the previous quarter. Home equity net charge-offs were $18 million, up $2 million from the first quarter of 2014, and net charge-offs in the auto portfolio of $5 million were down $3 million compared with the prior quarter. Net charge-offs on consumer credit card loans were $21 million, up $2 million from the first quarter. Net charge-offs on other consumer loans were $1 million, down $4 million compared with the previous quarter.

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,483	$1,582	$1,677	$1,735	$1,783
Total net losses charged off	(101)	(168)	(148)	(109)	(112)
Provision for loan and lease losses	76	69	53	51	64

Allowance for loan and lease losses, ending	1,458	1,483	1,582	1,677	1,735
Reserve for unfunded commitments, beginning	153	162	167	166	168
Provision (benefit) for unfunded commitments	(11)	(9)	(5)	1	(2)

Reserve for unfunded commitments, ending	142	153	162	167	166
Components of allowance for credit losses:
Allowance for loan and lease losses	1,458	1,483	1,582	1,677	1,735
Reserve for unfunded commitments	142	153	162	167	166

Total allowance for credit losses	$1,600	$1,636	$1,744	$1,844	$1,901
Allowance for loan and lease losses ratio
As a percent of loans and leases	1.61%	1.65%	1.79%	1.92%	1.99%
As a percent of nonperforming loans and leases(a)	228%	202%	211%	218%	191%
As a percent of nonperforming assets(a)	175%	157%	161%	165%	151%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $76 million in the second quarter of 2014, up $7 million from the first quarter of 2014 and up $12 million from the second quarter of 2013. The allowance for loan and lease losses declined $25 million sequentially reflecting the portfolio’s overall risk profile and charges to the allowance. The allowance represented 1.61 percent of total loans and leases outstanding as of quarter end, compared with 1.65 percent last quarter, and represented 228 percent of nonperforming loans and leases, and 175 percent of nonperforming assets.

	As of
	June	March	December	September	June
	2014	2014	2013	2013	2013
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$103	$153	$127	$146	$218
Commercial mortgage loans	86	96	90	106	169
Commercial construction loans	3	3	10	27	39
Commercial leases	2	3	3	1	1
Residential mortgage loans	56	68	83	83	96
Home equity	73	75	74	28	28
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases (excludes restructured loans)	$323	$398	$387	$391	$551
Restructured loans - commercial (nonaccrual)(c)	202	209	228	241	196
Restructured loans - consumer (nonaccrual)	115	126	136	138	162

Total nonaccrual portfolio loans and leases	$640	$733	$751	$770	$909
Repossessed personal property	18	6	7	7	6
Other real estate owned(a)	174	207	222	237	235

Total nonperforming assets(b)	$832	$946	$980	$1,014	$1,150
Nonaccrual loans held for sale	5	3	6	11	15
Restructured loans - commercial (nonaccrual) held for sale	—	—	—	—	—

Total nonperforming assets including loans held for sale	$837	$949	$986	$1,025	$1,165

Restructured Consumer loans and leases (accrual)	$1,623	$1,682	$1,685	$1,694	$1,671
Restructured Commercial loans and leases (accrual)(c)	$914	$847	$869	$499	$475
Total loans and leases 90 days past due	$94	$94	$103	$156	$152
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.70%	0.82%	0.84%	0.88%	1.04%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.92%	1.05%	1.10%	1.16%	1.32%

(a)	Excludes government insured advances.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $20.9 million of restructured nonaccrual loans and $7.6 million of restructured accruing loans as of June 30, 2014, March 31, 2014 and December 31, 2013 and excludes $21.5 million of restructured nonaccrual loans and $7.6 million of restructured accruing loans as of September 30, 2013 and June 30, 2013 associated with a consolidated variable interest entity in which the Bancorp has no continuing credit risk.

Total nonperforming assets were $837 million, a decline of $112 million, or 12 percent, from the previous quarter. Nonperforming loans (NPLs) at quarter-end were $640 million or 0.70 percent of total loans, leases and OREO, and decreased $93 million, or 13 percent, from the previous quarter.

Commercial NPAs were $512 million, or 0.95 percent of commercial loans, leases and OREO, and decreased $83 million, or 14 percent, from the first quarter. Commercial NPLs were $396 million, or 0.73 percent of commercial loans and leases, and decreased $68 million from last quarter. C&I NPAs of $265 million decreased $39 million from the prior quarter. Commercial mortgage NPAs were $212 million, down $28 million from the previous quarter. Commercial construction NPAs were $31 million, a decrease of $15 million from the previous quarter. Commercial lease NPAs were $4 million, down $1 million from the previous quarter. Commercial NPAs included $202 million of nonaccrual troubled debt restructurings (TDRs), compared with $209 million last quarter.

Consumer NPAs of $320 million, or 0.88 percent of consumer loans, leases and OREO, decreased $31 million from the first quarter. Consumer NPLs were $244 million, or 0.67 percent of consumer loans and leases and decreased $25 million from last quarter. Residential mortgage NPAs were $172 million, $29 million lower than last quarter. Home equity NPAs of $110 million were flat sequentially and credit card NPAs of $32 million were down $1 million compared with the previous quarter. Consumer nonaccrual TDRs were $115 million in the second quarter of 2014, compared with $126 million in the first quarter of 2014.

Second quarter OREO balances included in NPA balances described above were $174 million, down $33 million from the first quarter, and included $103 million in commercial OREO and $71 million in consumer OREO. Repossessed personal property of $18 million increased $12 million from the prior quarter.

Loans still accruing over 90 days past due were $94 million, consistent with the first quarter of 2014. Commercial balances over 90 days past due were immaterial compared with $1 million in the prior quarter, and consumer balances 90 days past due of $94 million were up $1 million from the previous quarter. Loans 30-89 days past due of $243 million were flat from the previous quarter. Commercial balances 30-89 days past due of $11 million were up $2 million sequentially and consumer balances 30-89 days past due of $232 million decreased $2 million from the first quarter. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Capital Position
Average shareholders’ equity to average assets	11.57%	11.53%	11.51%	11.71%	11.64%
Tangible equity(a)	9.77%	9.61%	9.44%	9.75%	9.65%
Tangible common equity (excluding unrealized gains/losses)(a)	8.74%	8.79%	8.63%	9.27%	8.83%
Tangible common equity (including unrealized gains/losses)(a)	9.00%	8.93%	8.69%	9.42%	8.94%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)(a)(b)	9.67%	9.57%	9.52%	10.01%	9.56%
Regulatory capital ratios:(c)
Tier I risk-based capital	10.80%	10.45%	10.43%	11.21%	11.14%
Total risk-based capital	14.30%	14.02%	14.17%	14.43%	14.43%
Tier I leverage	9.86%	9.71%	9.70%	10.64%	10.45%
Tier I common equity(a)	9.61%	9.51%	9.45%	9.95%	9.49%
Book value per share	16.74	16.27	15.85	15.84	15.56
Tangible book value per share(a)	13.86	13.40	13.00	13.09	12.69

(a)	The tangible equity, tangible common equity, tier I common equity and tangible book value per share ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	Current period regulatory capital data ratios are estimated.

Capital ratios remained strong during the quarter, reflecting growth in retained earnings, and included the impact of the issuance of preferred stock, the payment of preferred dividends, and share repurchase activity. Compared with the prior quarter, the Tier 1 common equity ratio* of 9.61 percent increased 10 bps. The tangible common equity to tangible assets ratio* was 8.74 percent (excluding unrealized gains/losses) and 9.00 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio increased 35 bps to 10.80 percent. The total risk-based capital ratio increased 28 bps to 14.30 percent and the Leverage ratio increased 15 bps to 9.86 percent.

Our current estimate of the pro-forma fully phased in Tier I common equity ratio at June 30, 2014 under the final capital rule, assuming the Company elected to maintain the current treatment of AOCI components in capital, would be approximately 9.3 percent**. This would compare with 9.6 percent* as calculated under the currently prevailing Basel I capital framework. Were Fifth Third to make the election to include AOCI components in capital, the June 30, 2014 pro forma Basel III Tier 1 common ratio would be increased by approximately 31 bps. Fifth Third’s pro forma Tier 1 common equity ratio exceeds the minimum buffered Tier 1 common equity ratio of 7 percent, comprising a minimum of 4.5 percent plus a capital conservation buffer of 2.5 percent. The pro forma Tier 1 common equity ratio does not include the effect of any mitigating actions the Bancorp may undertake to offset any impact of the final capital rules.

Book value per share at June 30, 2014 was $16.74 and tangible book value per share* was $13.86, compared with the March 31, 2014 book value per share of $16.27 and tangible book value per share of $13.40.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

As previously announced, Fifth Third entered into a share repurchase agreement with a counterparty on April 28, 2014, whereby Fifth Third would purchase approximately $150 million of its outstanding common stock. This transaction reduced Fifth Third’s first quarter share count by 6.22 million shares on May 1, 2014. Settlement of the forward contract related to this agreement is expected to occur on or before July 28, 2014. In total, the incremental impact to the average diluted share count in the second quarter of 2014 was approximately 9 million shares due to share repurchase transactions in the first and second quarters of 2014.

Pursuant to Fifth Third’s 2014 CCAR capital plan, Fifth Third issued $300 million of 4.90 percent fixed-to-floating rate non-cumulative perpetual preferred stock (Series J preferred stock) on June 5, 2014.

Tax Rate

The effective tax rate was 27.6 percent this quarter compared with 27.3 percent in the first quarter of 2014 and 29.7 percent in the second quarter of 2013.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $33.62 on June 30, 2014, our interest in Vantiv was valued at approximately $1.4 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $437 million as of March 31, 2014. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $412 million as of June 30, 2014.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:30 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, July 31 by dialing 800-585-8367 for domestic access and 404-537-3406 for international access (passcode 53688833#).

*	Non-GAAP measure; see Reg. G reconciliation on page 33.
**	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of recent prospective regulatory capital requirements approved in July 2013.

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2014, the Company had $133 billion in assets and operated 15 affiliates with 1,309 full-service Banking Centers, including 102 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,619 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2014, had $305 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for June 30, 2014

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June	March	June			June	June
	2014	2014	2013	Seq	Yr/Yr	2014	2013	Yr/Yr
Income Statement Data
Net interest income(a)	$905	$898	$885	1%	2%	$1,803	$1,777	1%
Noninterest income	736	564	1,060	31%	(31%)	1,300	1,803	(28%)
Total revenue(a)	1,641	1,462	1,945	12%	(16%)	3,103	3,580	(13%)
Provision for loan and lease losses	76	69	64	10%	20%	146	126	16%
Noninterest expense	954	950	1,035	—	(8%)	1,903	2,013	(5%)
Net income attributable to Bancorp	439	318	591	38%	(26%)	756	1,013	(25%)
Net income available to common shareholders	416	309	582	35%	(29%)	724	995	(27%)
Common Share Data
Earnings per share, basic	$0.49	$0.36	$0.67	36%	(27%)	$0.85	$1.14	(25%)
Earnings per share, diluted	0.49	0.36	0.65	36%	(25%)	0.84	1.11	(23%)
Cash dividends per common share	0.13	0.12	0.12	8%	8%	0.25	0.23	9%
Book value per share	16.74	16.27	15.56	3%	8%	16.74	15.56	8%
Market price per share	21.35	22.96	18.05	(7%)	18%	21.35	18.05	18%
Common shares outstanding (in thousands)	844,489	847,569	851,474	—	(1%)	844,489	851,474	(1%)
Average common shares outstanding (in thousands):
Basic	838,492	845,860	858,583	(1%)	(2%)	842,156	864,719	(3%)
Diluted	848,245	857,924	900,625	(1%)	(6%)	853,058	906,860	(6%)
Market capitalization	$18,030	$19,456	$15,369	(7%)	17%	$18,030	$15,369	17%
Financial Ratios
Return on average assets	1.34%	1.00%	1.94%	34%	(31%)	1.17%	1.68%	(30%)
Return on average common equity	11.9%	9.0%	17.3%	31%	(31%)	10.5%	14.9%	(30%)
Return on average tangible common equity(b)	14.4%	11.0%	21.1%	31%	(32%)	12.7%	18.3%	(30%)
Noninterest income as a percent of total revenue	45%	39%	55%	16%	(18%)	42%	50%	(17%)
Average Bancorp shareholders’ equity as a percent of average assets	11.57%	11.53%	11.64%	—	(1%)	11.55%	11.51%	—
Tangible common equity(c)(d)	8.74%	8.79%	8.83%	(1%)	(1%)	8.74%	8.83%	(1%)
Net interest margin(a)	3.15%	3.22%	3.33%	(2%)	(5%)	3.18%	3.38%	(6%)
Efficiency(a)	58.2%	64.9%	53.2%	(10%)	9%	61.4%	56.2%	9%
Effective tax rate	27.6%	27.3%	29.7%	1%	(7%)	27.5%	30.0%	(8%)
Credit Quality
Net losses charged off	$101	$168	$112	(39%)	(9%)	$270	$245	10%
Net losses charged off as a percent of average loans and leases	0.45%	0.76%	0.51%	(41%)	(12%)	0.60%	0.57%	6%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.61%	1.65%	1.99%	(3%)	(19%)	1.61%	1.99%	(19%)
Allowance for credit losses as a percent of portfolio loans and leases	1.77%	1.82%	2.18%	(3%)	(19%)	1.77%	2.18%	(19%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.92%	1.05%	1.32%	(13%)	(30%)	0.92%	1.32%	(30%)
Average Balances
Loans and leases, including held for sale	$91,241	$90,238	$89,473	1%	2%	$90,742	$89,179	2%
Total securities and other short-term investments	23,940	22,940	16,962	4%	41%	23,443	16,904	39%
Total assets	130,965	128,930	122,212	2%	7%	129,953	121,668	7%
Transaction deposits(f)	89,148	87,896	81,678	1%	9%	88,526	81,311	9%
Core deposits(g)	92,841	91,512	85,537	1%	9%	92,181	85,231	8%
Wholesale funding(h)	19,204	18,244	17,508	5%	10%	18,726	17,595	6%
Bancorp shareholders’ equity	15,157	14,862	14,221	2%	7%	15,011	14,001	7%
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.80%	10.45%	11.14%	3%	(3%)	10.80%	11.14%	(3%)
Total risk-based capital	14.30%	14.02%	14.43%	2%	(1%)	14.30%	14.43%	(1%)
Tier I leverage	9.86%	9.71%	10.45%	2%	(6%)	9.86%	10.45%	(6%)
Tier I common equity(d)	9.61%	9.51%	9.49%	1%	1%	9.61%	9.49%	1%
Operations
Banking centers	1,309	1,311	1,326	—	(1%)	1,309	1,326	(1%)
ATMs	2,619	2,614	2,433	—	8%	2,619	2,433	8%
Full-time equivalent employees	18,732	19,080	20,569	(2%)	(9%)	18,732	20,569	(9%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Income Statement Data
Net interest income(a)	$905	$898	$905	$898	$885
Noninterest income	736	564	703	721	1,060
Total revenue(a)	1,641	1,462	1,608	1,619	1,945
Provision for loan and lease losses	76	69	53	51	64
Noninterest expense	954	950	989	959	1,035
Net income attributable to Bancorp	439	318	402	421	591
Net income available to common shareholders	416	309	383	421	582
Common Share Data
Earnings per share, basic	$0.49	$0.36	$0.44	$0.47	$0.67
Earnings per share, diluted	0.49	0.36	0.43	0.47	0.65
Cash dividends per common share	0.13	0.12	0.12	0.12	0.12
Book value per share	16.74	16.27	15.85	15.84	15.56
Market price per share	21.35	22.96	21.03	18.05	18.05
Common shares outstanding (in thousands)	844,489	847,569	855,306	887,030	851,474
Average common shares outstanding (in thousands):
Basic	838,492	845,860	868,077	880,183	858,583
Diluted	848,245	857,924	877,511	888,111	900,625
Market capitalization	$18,030	$19,456	$17,987	$16,011	$15,369
Financial Ratios
Return on average assets	1.34%	1.00%	1.24%	1.35%	1.94%
Return on average common equity	11.9%	9.0%	10.8%	12.1%	17.3%
Return on average tangible common equity(b)(j)	14.4%	11.0%	13.1%	14.7%	21.1%
Noninterest income as a percent of total revenue	45%	39%	44%	45%	55%
Average Bancorp shareholders’ equity as a percent of average assets	11.57%	11.53%	11.51%	11.71%	11.64%
Tangible common equity(c)(d)(j)	8.74%	8.79%	8.63%	9.27%	8.83%
Net interest margin(a)	3.15%	3.22%	3.21%	3.31%	3.33%
Efficiency(a)	58.2%	64.9%	61.5%	59.2%	53.2%
Effective tax rate	27.6%	27.3%	28.4%	30.3%	29.7%
Credit Quality
Net losses charged off	$101	$168	$148	$109	$112
Net losses charged off as a percent of average loans and leases	0.45%	0.76%	0.67%	0.49%	0.51%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.61%	1.65%	1.79%	1.92%	1.99%
Allowance for credit losses as a percent of portfolio loans and leases	1.77%	1.82%	1.97%	2.11%	2.18%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.92%	1.05%	1.10%	1.16%	1.32%
Average Balances
Loans and leases, including held for sale	$91,241	$90,238	$88,865	$89,154	$89,473
Total securities and other short-term investments	23,940	22,940	23,043	18,528	16,962
Total assets	130,965	128,930	128,179	123,346	122,212
Transaction deposits(f)	89,148	87,896	85,740	83,245	81,678
Core deposits(g)	92,841	91,512	89,269	86,921	85,537
Wholesale funding(h)	19,204	18,244	19,069	16,924	17,508
Bancorp shareholders’ equity	15,157	14,862	14,757	14,440	14,221
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.80%	10.45%	10.43%	11.21%	11.14%
Total risk-based capital	14.30%	14.02%	14.17%	14.43%	14.43%
Tier I leverage	9.86%	9.71%	9.70%	10.64%	10.45%
Tier I common equity(d)(j)	9.61%	9.51%	9.45%	9.95%	9.49%
Operations
Banking centers	1,309	1,311	1,320	1,326	1,326
ATMs	2,619	2,614	2,586	2,374	2,433
Full-time equivalent employees	18,732	19,080	19,446	20,256	20,569

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June	March	June			June	June
	2014	2014	2013	Seq	Yr/Yr	2014	2013	Yr/Yr
Interest Income
Interest and fees on loans and leases	$826	$823	$864	—	(4%)	1,649	1,746	(6%)
Interest on securities	181	168	119	8%	52%	349	231	51%
Interest on other short-term investments	1	2	1	(7%)	58%	3	2	59%

Total interest income	1,008	993	984	2%	3%	2,001	1,979	1%
Interest Expense
Interest on deposits	49	48	53	2%	(8%)	96	103	(7%)
Interest on other short-term borrowings	1	1	1	28%	(49%)	1	4	(68%)
Interest on long-term debt	58	51	50	14%	18%	111	104	6%

Total interest expense	108	100	104	8%	4%	208	211	(1%)

Net Interest Income	900	893	880	1%	2%	1,793	1,768	1%
Provision for loan and lease losses	76	69	64	10%	20%	146	126	16%

Net interest income after provision for loan and lease losses	824	824	816	—	1%	1,647	1,642	—
Noninterest Income
Service charges on deposits	139	133	136	5%	2%	272	267	2%
Corporate banking revenue	107	104	106	3%	1%	211	205	3%
Mortgage banking net revenue	78	109	233	(29%)	(67%)	187	453	(59%)
Investment advisory revenue	102	102	98	—	4%	204	198	3%
Card and processing revenue	76	68	67	11%	12%	144	132	9%
Other noninterest income	226	41	414	NM	(45%)	268	523	(49%)
Securities gains, net	8	7	—	16%	NM	14	17	(14%)
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	6	—	(100%)	—	8	(100%)

Total noninterest income	736	564	1,060	31%	(31%)	1,300	1,803	(28%)
Noninterest Expense
Salaries, wages and incentives	368	359	404	2%	(9%)	727	803	(10%)
Employee benefits	79	101	83	(22%)	(5%)	180	197	(8%)
Net occupancy expense	79	80	76	(1%)	3%	158	155	2%
Technology and communications	52	53	50	(3%)	4%	105	99	6%
Equipment expense	30	30	28	1%	9%	60	56	8%
Card and processing expense	37	31	33	17%	10%	68	65	5%
Other noninterest expense	309	296	361	5%	(14%)	605	638	(5%)

Total noninterest expense	954	950	1,035	—	(8%)	1,903	2,013	(5%)
Income before income taxes	606	438	841	38%	(28%)	1,044	1,432	(27%)
Applicable income tax expense	167	119	250	40%	(33%)	287	429	(33%)

Net Income	439	319	591	38%	(26%)	757	1,003	(24%)
Less: Net income attributable to noncontrolling interests	—	1	—	(60%)	(24%)	1	(10)	NM

Net income attributable to Bancorp	439	318	591	38%	(26%)	756	1,013	(25%)
Dividends on preferred stock	23	9	9	NM	NM	32	18	81%

Net income available to common shareholders	$416	$309	$582	35%	(29%)	724	995	(27%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Interest Income
Interest and fees on loans and leases	$826	$823	$845	$857	$864
Interest on securities	181	168	154	134	119
Interest on other short-term investments	1	2	3	1	1

Total interest income	1,008	993	1,002	992	984
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,013	998	1,007	997	989
Interest Expense
Interest on deposits	49	48	48	51	53
Interest on other short-term borrowings	1	1	1	1	1
Interest on long-term debt	58	51	53	47	50

Total interest expense	108	100	102	99	104

Net Interest Income (taxable equivalent)	905	898	905	898	885
Provision for loan and lease losses	76	69	53	51	64

Net interest income (taxable equivalent) after provision for loan and lease losses	829	829	852	847	821
Noninterest Income
Service charges on deposits	139	133	142	140	136
Corporate banking revenue	107	104	94	102	106
Mortgage banking net revenue	78	109	126	121	233
Investment advisory revenue	102	102	98	97	98
Card and processing revenue	76	68	71	69	67
Other noninterest income	226	41	170	185	414
Securities gains, net	8	7	2	2	—
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	5	6

Total noninterest income	736	564	703	721	1,060
Noninterest Expense
Salaries, wages and incentives	368	359	388	389	404
Employee benefits	79	101	78	83	83
Net occupancy expense	79	80	77	75	76
Technology and communications	52	53	53	52	50
Equipment expense	30	30	29	29	28
Card and processing expense	37	31	37	33	33
Other noninterest expense	309	296	327	298	361

Total noninterest expense	954	950	989	959	1,035

Income before income taxes (taxable equivalent)	611	443	566	609	846
Taxable equivalent adjustment	5	5	5	5	5

Income before income taxes	606	438	561	604	841
Applicable income tax expense	167	119	159	183	250

Net Income	439	319	402	421	591
Less: Net Income attributable to noncontrolling interests	—	1	—	—	—

Net income attributable to Bancorp	439	318	402	421	591
Dividends on preferred stock	23	9	19	—	9

Net income available to common shareholders	$416	$309	$383	$421	$582

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June	March	June
	2014	2014	2013	Seq	Yr/Yr
Assets
Cash and due from banks	$3,312	$3,153	$2,390	5%	39%
Available-for-sale and other securities(a)	22,814	20,749	16,187	10%	41%
Held-to-maturity securities(b)	194	195	274	(1%)	(29%)
Trading securities	361	347	219	4%	64%
Other short-term investments	2,386	2,202	1,109	8%	NM
Loans held for sale	682	780	2,148	(13%)	(68%)
Portfolio loans and leases:
Commercial and industrial loans	41,299	40,591	37,856	2%	9%
Commercial mortgage loans	7,805	7,958	8,443	(2%)	(8%)
Commercial construction loans	1,424	1,218	754	17%	89%
Commercial leases	3,567	3,577	3,567	—	—
Residential mortgage loans	12,652	12,626	12,400	—	2%
Home equity	9,056	9,125	9,531	(1%)	(5%)
Automobile loans	12,050	12,088	12,015	—	—
Credit card	2,261	2,177	2,114	4%	7%
Other consumer loans and leases	370	345	352	7%	5%

Portfolio loans and leases	90,484	89,705	87,032	1%	4%
Allowance for loan and lease losses	(1,458)	(1,483)	(1,735)	(2%)	(16%)

Portfolio loans and leases, net	89,026	88,222	85,297	1%	4%
Bank premises and equipment	2,491	2,528	2,540	(1%)	(2%)
Operating lease equipment	667	714	645	(7%)	3%
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	17	18	23	(6%)	(27%)
Servicing rights	931	975	899	(5%)	4%
Other assets	7,265	7,355	9,213	(1%)	(21%)

Total assets	$132,562	$129,654	$123,360	2%	7%

Liabilities
Deposits:
Demand	$32,140	$31,234	$30,097	3%	7%
Interest checking	24,744	25,472	22,878	(3%)	8%
Savings	16,087	16,867	18,448	(5%)	(13%)
Money market	14,216	13,208	9,247	8%	54%
Foreign office	1,418	1,922	1,570	(26%)	(10%)
Other time	3,724	3,660	3,793	2%	(2%)
Certificates—$100,000 and over	3,623	4,511	7,374	(20%)	(51%)
Other	—	—	47	NM	NM

Total deposits	95,952	96,874	93,454	(1%)	3%
Federal funds purchased	153	268	636	(43%)	(76%)
Other short-term borrowings	3,146	2,717	2,112	16%	49%
Accrued taxes, interest and expenses	1,824	1,669	1,619	9%	13%
Other liabilities	2,018	2,029	4,322	—	(53%)
Long-term debt	13,961	11,233	6,940	24%	NM

Total liabilities	117,054	114,790	109,083	2%	7%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,034	991	29%	34%
Capital surplus	2,613	2,674	2,689	(2%)	(3%)
Retained earnings	10,666	10,363	9,561	3%	12%
Accumulated other comprehensive income	382	196	149	95%	NM
Treasury stock	(1,574)	(1,492)	(1,202)	6%	31%

Total Bancorp shareholders’ equity	15,469	14,826	14,239	4%	9%
Noncontrolling interests	39	38	38	1%	1%

Total Equity	15,508	14,864	14,277	4%	9%

Total liabilities and equity	$132,562	$129,654	$123,360	2%	7%

(a) Amortized cost	$22,184	$20,393	$15,793	9%	40%
(b) Market values	194	195	274	(1%)	(29%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	844,489	847,569	851,474	—	(1%)
Treasury	79,404	76,324	72,419	4%	10%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June	March	December	September	June
	2014	2014	2013	2013	2013
Assets
Cash and due from banks	$3,312	$3,153	$3,178	$2,887	$2,390
Available-for-sale and other securities(a)	22,814	20,749	18,597	18,080	16,187
Held-to-maturity securities(b)	194	195	208	265	274
Trading securities	361	347	343	246	219
Other short-term investments	2,386	2,202	5,116	2,622	1,109
Loans held for sale	682	780	944	1,330	2,148
Portfolio loans and leases:
Commercial and industrial loans	41,299	40,591	39,316	38,253	37,856
Commercial mortgage loans	7,805	7,958	8,066	8,052	8,443
Commercial construction loans	1,424	1,218	1,039	875	754
Commercial leases	3,567	3,577	3,625	3,572	3,567
Residential mortgage loans	12,652	12,626	12,680	12,534	12,400
Home equity	9,056	9,125	9,246	9,356	9,531
Automobile loans	12,050	12,088	11,984	12,072	12,015
Credit card	2,261	2,177	2,294	2,157	2,114
Other consumer loans and leases	370	345	364	360	352

Portfolio loans and leases	90,484	89,705	88,614	87,231	87,032
Allowance for loan and lease losses	(1,458)	(1,483)	(1,582)	(1,677)	(1,735)

Portfolio loans and leases, net	89,026	88,222	87,032	85,554	85,297
Bank premises and equipment	2,491	2,528	2,531	2,528	2,540
Operating lease equipment	667	714	730	707	645
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	17	18	19	21	23
Servicing rights	931	975	971	919	899
Other assets	7,265	7,355	8,358	8,098	9,213

Total assets	$132,562	$129,654	$130,443	$125,673	$123,360

Liabilities
Deposits:
Demand	$32,140	$31,234	$32,634	$30,153	$30,097
Interest checking	24,744	25,472	25,875	23,527	22,878
Savings	16,087	16,867	17,045	17,583	18,448
Money market	14,216	13,208	11,644	10,433	9,247
Foreign office	1,418	1,922	1,976	1,409	1,570
Other time	3,724	3,660	3,530	3,524	3,793
Certificates—$100,000 and over	3,623	4,511	6,571	7,497	7,374
Other	—	—	—	—	47

Total deposits	95,952	96,874	99,275	94,126	93,454
Federal funds purchased	153	268	284	225	636
Other short-term borrowings	3,146	2,717	1,380	3,487	2,112
Accrued taxes, interest and expenses	1,824	1,669	1,758	1,692	1,619
Other liabilities	2,018	2,029	3,487	3,365	4,322
Long-term debt	13,961	11,233	9,633	8,098	6,940

Total liabilities	117,054	114,790	115,817	110,993	109,083
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,034	1,034	593	991
Capital surplus	2,613	2,674	2,561	2,565	2,689
Retained earnings	10,666	10,363	10,156	9,876	9,561
Accumulated other comprehensive income	382	196	82	218	149
Treasury stock	(1,574)	(1,492)	(1,295)	(662)	(1,202)

Total Bancorp shareholders’ equity	15,469	14,826	14,589	14,641	14,239
Noncontrolling interests	39	38	37	39	38

Total Equity	15,508	14,864	14,626	14,680	14,277

Total liabilities and equity	$132,562	$129,654	$130,443	$125,673	$123,360

(a) Amortized cost	$22,184	$20,393	$18,409	$17,665	$15,793
(b) Market values	194	195	208	265	274
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	844,489	847,569	855,306	887,030	851,474
Treasury	79,404	76,324	68,587	36,863	72,419

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June	June	June	June
	2014	2013	2014	2013
Total equity, beginning	$14,864	$13,920	$14,626	$13,764
Net income attributable to Bancorp	439	591	756	1,013
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	178	(178)	288	(209)
Qualifying cash flow hedges	7	(8)	10	(21)
Change in accumulated other comprehensive income related to employee benefit plans	1	2	2	4

Comprehensive income	625	407	1,057	787
Cash dividends declared:
Common stock	(110)	(102)	(211)	(198)
Preferred stock	(23)	(9)	(32)	(18)
Impact of stock transactions under stock compensation plans, net	4	8	19	25
Shares acquired for treasury	(150)	(539)	(249)	(664)
Issuance of preferred stock	297	593	297	593
Noncontrolling interest	1	—	1	(10)
Other	—	(1)	1	(2)

Total equity, ending	$15,508	$14,277	$15,508	$14,277

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2014	March 2014	June 2013	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,451	$40,409	$37,636	2%	10%
Commercial mortgage loans	7,886	7,983	8,627	(1%)	(8%)
Commercial construction loans	1,364	1,118	717	22%	91%
Commercial leases	3,556	3,607	3,553	(1%)	—
Residential mortgage loans	13,202	13,304	14,984	(1%)	(12%)
Home equity	9,101	9,194	9,625	(1%)	(5%)
Automobile loans	12,070	12,023	11,887	—	2%
Credit card	2,232	2,230	2,071	—	8%
Other consumer loans and leases	379	370	373	5%	2%
Taxable securities	21,706	20,385	15,346	6%	41%
Tax exempt securities	52	46	55	14%	(5%)
Other short-term investments	2,182	2,509	1,561	(13%)	40%

Total interest-earning assets	115,181	113,178	106,435	2%	8%
Cash and due from banks	2,847	2,850	2,359	—	21%
Other assets	14,417	14,478	15,198	—	(5%)
Allowance for loan and lease losses	(1,480)	(1,576)	(1,780)	(6%)	(17%)

Total assets	$130,965	$128,930	$122,212	2%	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$25,222	$25,911	$22,796	(3%)	11%
Savings	16,509	16,903	18,864	(2%)	(12%)
Money market	13,942	12,439	8,918	12%	56%
Foreign office	2,200	2,017	1,418	9%	55%
Other time	3,693	3,616	3,859	2%	(4%)
Certificates—$100,000 and over	3,840	5,576	6,519	(31%)	(41%)
Other	—	—	10	NM	NM
Federal funds purchased	606	547	560	11%	8%
Other short-term borrowings	2,234	1,808	2,867	24%	(22%)
Long-term debt	12,524	10,313	7,552	21%	66%

Total interest-bearing liabilities	80,770	79,130	73,363	2%	10%
Demand deposits	31,275	30,626	29,682	2%	5%
Other liabilities	3,724	4,274	4,908	(13%)	(24%)

Total liabilities	115,769	114,030	107,953	2%	7%
Equity	15,196	14,900	14,259	2%	7%

Total liabilities and equity	$130,965	$128,930	$122,212	2%	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.27%	3.35%	3.58%
Commercial mortgage loans	3.39%	3.43%	3.65%
Commercial construction loans	3.54%	3.48%	3.41%
Commercial leases	3.04%	3.09%	3.36%
Residential mortgage loans	3.93%	3.94%	3.91%
Home equity	3.71%	3.74%	3.76%
Automobile loans	2.77%	2.86%	3.16%
Credit card	10.06%	9.90%	9.97%
Other consumer loans and leases	35.63%	39.93%	39.49%

Total loans and leases	3.65%	3.72%	3.89%
Taxable securities	3.34%	3.33%	3.09%
Tax exempt securities	4.69%	5.51%	5.01%
Other short-term investments	0.28%	0.26%	0.24%

Total interest-earning assets	3.53%	3.58%	3.73%
Interest-bearing liabilities:
Interest checking	0.22%	0.23%	0.23%
Savings	0.11%	0.11%	0.12%
Money market	0.33%	0.28%	0.24%
Foreign office	0.29%	0.29%	0.29%
Other time	1.03%	0.99%	1.48%
Certificates—$100,000 and over	0.83%	0.70%	0.82%
Other	0.00%	0.05%	0.08%
Federal funds purchased	0.10%	0.10%	0.11%
Other short-term borrowings	0.10%	0.10%	0.18%
Long-term debt	1.89%	2.04%	2.65%

Total interest-bearing liabilities	0.54%	0.51%	0.57%
Ratios:
Net interest margin (taxable equivalent)	3.15%	3.22%	3.33%
Net interest rate spread (taxable equivalent)	2.99%	3.07%	3.16%
Interest-bearing liabilities to interest-earning assets	70.12%	69.92%	68.93%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2014	June 2013	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$40,933	$37,033	10%
Commercial mortgage loans	7,934	8,801	(10%)
Commercial construction loans	1,242	709	76%
Commercial leases	3,582	3,555	1%
Residential mortgage loans	13,252	14,925	(11%)
Home equity	9,147	9,748	(6%)
Automobile loans	12,047	11,991	1%
Credit card	2,231	2,070	8%
Other consumer loans and leases	374	347	8%
Taxable securities	21,049	15,285	38%
Tax exempt securities	49	53	(7%)
Other short-term investments	2,345	1,566	50%

Total interest-earning assets	114,185	106,083	8%
Cash and due from banks	2,848	2,292	24%
Other assets	14,448	15,108	(4%)
Allowance for loan and lease losses	(1,528)	(1,815)	(16%)

Total assets	129,953	121,668	7%

Liabilities
Interest-bearing liabilities:
Interest checking	25,565	23,277	10%
Savings	16,705	19,218	(13%)
Money market	13,195	8,428	57%
Foreign office	2,109	1,261	67%
Other time	3,655	3,920	(7%)
Certificates—$100,000 and over	4,703	5,275	(11%)
Other	—	25	(100%)
Federal funds purchased	577	625	(8%)
Other short-term borrowings	2,022	4,141	(51%)
Long-term debt	11,424	7,529	52%

Total interest-bearing liabilities	79,955	73,699	8%
Demand deposits	30,952	29,127	6%
Other liabilities	3,997	4,798	(17%)

Total liabilities	114,904	107,624	7%
Equity	15,049	14,044	7%

Total liabilities and equity	129,953	121,668	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.31%	3.74%	(11%)
Commercial mortgage loans	3.41%	3.64%	(6%)
Commercial construction loans	3.51%	3.32%	6%
Commercial leases	3.06%	3.37%	(9%)
Residential mortgage loans	3.94%	3.94%	—
Home equity	3.72%	3.75%	(1%)
Automobile loans	2.82%	3.22%	(13%)
Credit card	9.98%	9.82%	2%
Other consumer loans and leases	37.74%	42.84%	(12%)

Total loans and leases	3.69%	3.97%	(7%)
Taxable securities	3.34%	3.04%	10%
Tax exempt securities	5.07%	5.21%	(3%)
Other short-term investments	0.27%	0.25%	6%

Total interest-earning assets	3.55%	3.78%	(6%)
Interest-bearing liabilities:
Interest checking	0.22%	0.23%
Savings	0.11%	0.12%
Money market	0.31%	0.24%
Foreign office	0.29%	0.28%
Other time	1.01%	1.49%
Certificates—$100,000 and over	0.75%	0.92%
Other	0.05%	0.12%
Federal funds purchased	0.10%	0.13%
Other short-term borrowings	0.10%	0.18%
Long-term debt	1.95%	2.79%

Total interest-bearing liabilities	0.52%	0.58%
Ratios:
Net interest margin (taxable equivalent)	3.18%	3.38%
Net interest rate spread (taxable equivalent)	3.03%	3.20%
Interest-bearing liabilities to interest-earning assets	70.02%	69.47%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2014	March 2014	December 2013	September 2013	June 2013
Assets
Interest-earning assets:
Commercial and industrial loans	$41,451	$40,409	$38,846	$38,145	$37,636
Commercial mortgage loans	7,886	7,983	8,051	8,280	8,627
Commercial construction loans	1,364	1,118	955	797	717
Commercial leases	3,556	3,607	3,579	3,574	3,553
Residential mortgage loans	13,202	13,304	13,544	14,333	14,984
Home equity	9,101	9,194	9,296	9,432	9,625
Automobile loans	12,070	12,023	12,019	12,083	11,887
Credit card	2,232	2,230	2,202	2,140	2,071
Other consumer loans and leases	379	370	373	370	373
Taxable securities	21,706	20,385	18,383	16,590	15,346
Tax exempt securities	52	46	48	44	55
Other short-term investments	2,182	2,509	4,612	1,894	1,561

Total interest-earning assets	115,181	113,178	111,908	107,682	106,435
Cash and due from banks	2,847	2,850	2,956	2,380	2,359
Other assets	14,417	14,478	14,986	15,015	15,198
Allowance for loan and lease losses	(1,480)	(1,576)	(1,671)	(1,731)	(1,780)

Total assets	$130,965	$128,930	$128,179	$123,346	$122,212

Liabilities
Interest-bearing liabilities:
Interest checking	$25,222	$25,911	$24,650	$23,116	$22,796
Savings	16,509	16,903	17,323	18,026	18,864
Money market	13,942	12,439	11,285	9,693	8,918
Foreign office	2,200	2,017	1,717	1,755	1,418
Other time	3,693	3,616	3,529	3,676	3,859
Certificates—$100,000 and over	3,840	5,576	7,456	7,315	6,519
Other	—	—	—	17	10
Federal funds purchased	606	547	301	464	560
Other short-term borrowings	2,234	1,808	2,177	1,675	2,867
Long-term debt	12,524	10,313	9,135	7,453	7,552

Total interest-bearing liabilities	80,770	79,130	77,573	73,190	73,363
Demand deposits	31,275	30,626	30,765	30,655	29,682
Other liabilities	3,724	4,274	5,045	5,023	4,908

Total liabilities	115,769	114,030	113,383	108,868	107,953
Equity	15,196	14,900	14,796	14,478	14,259

Total liabilities and equity	$130,965	$128,930	$128,179	$123,346	$122,212

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.27%	3.35%	3.46%	3.49%	3.58%
Commercial mortgage loans	3.39%	3.43%	3.53%	3.60%	3.65%
Commercial construction loans	3.54%	3.48%	3.46%	3.71%	3.41%
Commercial leases	3.04%	3.09%	3.10%	3.22%	3.36%
Residential mortgage loans	3.93%	3.94%	3.88%	3.87%	3.91%
Home equity	3.71%	3.74%	3.62%	3.74%	3.76%
Automobile loans	2.77%	2.86%	2.96%	3.02%	3.16%
Credit card	10.06%	9.90%	9.90%	9.93%	9.97%
Other consumer loans and leases	35.63%	39.93%	43.19%	42.84%	39.49%

Total loans and leases	3.65%	3.72%	3.79%	3.83%	3.89%
Taxable securities	3.34%	3.33%	3.32%	3.20%	3.09%
Tax exempt securities	4.69%	5.51%	5.65%	5.08%	5.01%
Other short-term investments	0.28%	0.26%	0.26%	0.26%	0.24%

Total interest-earning assets	3.53%	3.58%	3.57%	3.68%	3.73%
Interest-bearing liabilities:
Interest checking	0.22%	0.23%	0.22%	0.23%	0.23%
Savings	0.11%	0.11%	0.11%	0.11%	0.12%
Money market	0.33%	0.28%	0.26%	0.24%	0.24%
Foreign office	0.29%	0.29%	0.27%	0.29%	0.29%
Other time	1.03%	0.99%	0.98%	1.33%	1.48%
Certificates—$100,000 and over	0.83%	0.70%	0.64%	0.74%	0.82%
Other	0.00%	0.05%	0.05%	0.08%	0.08%
Federal funds purchased	0.10%	0.10%	0.14%	0.10%	0.11%
Other short-term borrowings	0.10%	0.10%	0.15%	0.21%	0.18%
Long-term debt	1.89%	2.04%	2.32%	2.47%	2.65%

Total interest-bearing liabilities	0.54%	0.51%	0.52%	0.54%	0.57%
Ratios:
Net interest margin (taxable equivalent)	3.15%	3.22%	3.21%	3.31%	3.33%
Net interest rate spread (taxable equivalent)	2.99%	3.07%	3.05%	3.14%	3.16%
Interest-bearing liabilities to interest-earning assets	70.12%	69.92%	69.32%	67.97%	68.93%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2014	March 2014	December 2013	September 2013	June 2013
Average Loans and Leases
Commercial:
Commercial and industrial loans	$41,374	$40,377	$38,835	$38,133	$37,630
Commercial mortgage loans	7,885	7,981	8,047	8,273	8,618
Commercial construction loans	1,362	1,116	952	793	713
Commercial leases	3,555	3,607	3,578	3,572	3,552

Subtotal—commercial	54,176	53,081	51,412	50,771	50,513
Consumer:
Residential mortgage loans	12,611	12,659	12,609	12,486	12,260
Home equity	9,101	9,194	9,296	9,432	9,625
Automobile loans	12,070	12,023	12,019	12,083	11,887
Credit card	2,232	2,230	2,202	2,140	2,071
Other consumer loans and leases	359	343	357	360	351

Subtotal—consumer	36,373	36,449	36,483	36,501	36,194

Total average loans and leases (excluding held for sale)	$90,549	$89,530	$87,895	$87,272	$86,707

Average loans held for sale	692	708	970	1,882	2,766
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$41,299	$40,591	$39,316	$38,253	$37,856
Commercial mortgage loans	7,805	7,958	8,066	8,052	8,443
Commercial construction loans	1,424	1,218	1,039	875	754
Commercial leases	3,567	3,577	3,625	3,572	3,567

Subtotal—commercial	54,095	53,344	52,046	50,752	50,620
Consumer:
Residential mortgage loans	12,652	12,626	12,680	12,534	12,400
Home equity	9,056	9,125	9,246	9,356	9,531
Automobile loans	12,050	12,088	11,984	12,072	12,015
Credit card	2,261	2,177	2,294	2,157	2,114
Other consumer loans and leases	370	345	364	360	352

Subtotal—consumer	36,389	36,361	36,568	36,479	36,412

Total portfolio loans and leases	$90,484	$89,705	$88,614	$87,231	$87,032

Core business activity	677	776	938	1,318	2,134
Portfolio management activity	5	4	6	12	14

Total loans held for sale	682	780	944	1,330	2,148
Operating lease equipment	667	714	730	707	645
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	649	702	685	727	748
Commercial mortgage loans	277	280	274	284	293
Commercial construction loans	39	35	43	40	39
Commercial leases	235	223	227	211	179
Residential mortgage loans	68,085	68,909	69,159	68,987	67,160
Automobile loans	297	334	370	408	448

Total loans and leases serviced for others	69,582	70,483	70,758	70,657	68,867

Total loans and leases serviced	$161,415	$161,682	$161,046	$159,925	$158,692

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital(a)

$ in millions

(unaudited)

	As of
	June 2014	March 2014	December 2013	September 2013	June 2013
Tier I capital:
Bancorp shareholders’ equity	15,469	14,826	14,589	14,641	14,239
Goodwill and certain other intangibles	(2,484)	(2,490)	(2,492)	(2,492)	(2,496)
Unrealized (gains) losses	(382)	(196)	(82)	(218)	(149)
Qualifying trust preferred securities	60	60	60	810	810
Other	(19)	(18)	19	21	22

Total tier I capital	12,644	12,182	12,094	12,762	12,426
Total risk-based capital:
Tier I capital	12,644	12,182	12,094	12,762	12,426
Qualifying allowance for credit losses	1,466	1,461	1,454	1,429	1,402
Qualifying subordinated notes	2,635	2,713	2,883	2,236	2,264

Total risk-based capital	16,745	16,356	16,431	16,427	16,092

Risk-weighted assets(b)	117,127	116,622	115,969	113,801	111,559
Ratios:
Average shareholders’ equity to average assets	11.57%	11.53%	11.51%	11.71%	11.64%
Regulatory capital:
Fifth Third Bancorp
Tier I risk-based capital	10.80%	10.45%	10.43%	11.21%	11.14%
Total risk-based capital	14.30%	14.02%	14.17%	14.43%	14.43%
Tier I leverage	9.86%	9.71%	9.70%	10.64%	10.45%
Tier I common equity(c)	9.61%	9.51%	9.45%	9.95%	9.49%
Fifth Third Bank
Tier I risk-based capital	11.79%	11.65%	11.59%	11.68%	11.84%
Total risk-based capital	13.04%	12.91%	12.94%	13.04%	13.19%
Tier I leverage	10.77%	10.84%	10.80%	11.08%	11.11%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	The tier I common equity ratio while not required by U.S. GAAP, is considered to be an important metric with which to analyze a bank’s position. The ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2014	March 2014	December 2013	September 2013	June 2013
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$41,374	$40,377	$38,835	$38,133	$37,630
Commercial mortgage loans	7,885	7,981	8,047	8,273	8,618
Commercial construction loans	1,362	1,116	952	793	713
Commercial leases	3,555	3,607	3,578	3,572	3,552
Residential mortgage loans	12,611	12,659	12,609	12,486	12,260
Home equity	9,101	9,194	9,296	9,432	9,625
Automobile loans	12,070	12,023	12,019	12,083	11,887
Credit card	2,232	2,230	2,202	2,140	2,071
Other consumer loans and leases	359	343	357	360	351

Total average loans and leases (excluding held for sale)	$90,549	$89,530	$87,895	$87,272	$86,707

Losses charged off:
Commercial and industrial loans	$(36)	$(100)	$(78)	$(52)	$(42)
Commercial mortgage loans	(11)	(5)	(13)	(8)	(15)
Commercial construction loans	(8)	(5)	(4)	(1)	—
Commercial leases	—	—	—	—	(2)
Residential mortgage loans	(11)	(19)	(15)	(15)	(18)
Home equity	(22)	(20)	(30)	(23)	(27)
Automobile loans	(10)	(12)	(11)	(10)	(11)
Credit card	(24)	(22)	(24)	(22)	(23)
Other consumer loans and leases	(5)	(7)	(8)	(10)	(7)

Total losses	(127)	(190)	(183)	(141)	(145)
Recoveries of losses previously charged off:
Commercial and industrial loans	5	3	12	8	9
Commercial mortgage loans	2	2	5	6	5
Commercial construction loans	—	—	—	3	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	4	2	3	3
Home equity	4	4	4	4	4
Automobile loans	5	4	5	4	6
Credit card	3	3	3	3	4
Other consumer loans and leases	4	2	4	1	2

Total recoveries	26	22	35	32	33
Net losses charged off:
Commercial and industrial loans	(31)	(97)	(66)	(44)	(33)
Commercial mortgage loans	(9)	(3)	(8)	(2)	(10)
Commercial construction loans	(8)	(5)	(4)	2	—
Commercial leases	—	—	—	—	(2)
Residential mortgage loans	(8)	(15)	(13)	(12)	(15)
Home equity	(18)	(16)	(26)	(19)	(23)
Automobile loans	(5)	(8)	(6)	(6)	(5)
Credit card	(21)	(19)	(21)	(19)	(19)
Other consumer loans and leases	(1)	(5)	(4)	(9)	(5)

Total net losses charged off	$(101)	$(168)	$(148)	$(109)	$(112)

Net charge-off ratios:
Commercial and industrial loans	0.30%	0.97%	0.67%	0.46%	0.35%
Commercial mortgage loans	0.44%	0.16%	0.40%	0.14%	0.50%
Commercial construction loans	2.26%	1.66%	1.65%	(1.16%)	(0.04%)
Commercial leases	0.00%	(0.03%)	(0.01%)	(0.02%)	0.18%
Residential mortgage loans	0.24%	0.49%	0.39%	0.39%	0.48%
Home equity	0.80%	0.72%	1.09%	0.79%	0.96%
Automobile loans	0.15%	0.29%	0.20%	0.19%	0.16%
Credit card	3.71%	3.41%	3.69%	3.52%	3.68%
Other consumer loans and leases	4.08%	6.58%	6.03%	9.09%	5.02%

Total net charge-off ratio	0.45%	0.76%	0.67%	0.49%	0.51%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2014	March 2014	December 2013	September 2013	June 2013
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,483	$1,582	$1,677	$1,735	$1,783
Total net losses charged off	(101)	(168)	(148)	(109)	(112)
Provision for loan and lease losses	76	69	53	51	64

Allowance for loan and lease losses, ending	$1,458	$1,483	$1,582	$1,677	$1,735
Reserve for unfunded commitments, beginning	$153	$162	$167	$166	$168
Provision (benefit) for unfunded commitments	(11)	(9)	(5)	1	(2)

Reserve for unfunded commitments, ending	$142	$153	$162	$167	$166

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,458	$1,483	$1,582	$1,677	$1,735
Reserve for unfunded commitments	142	153	162	167	166

Total allowance for credit losses	$1,600	$1,636	$1,744	$1,844	$1,901

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$103	$153	$127	$146	$218
Commercial mortgage loans	86	96	90	106	169
Commercial construction loans	3	3	10	27	39
Commercial leases	2	3	3	1	1
Residential mortgage loans	56	68	83	83	96
Home equity	73	75	74	28	28
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	323	398	387	391	551
Restructured loans—commercial (nonaccrual)	202	209	228	241	196
Restructured loans—consumer (nonaccrual)	115	126	136	138	162

Total nonaccrual portfolio loans and leases	640	733	751	770	909
Repossessed property	18	6	7	7	6
Other real estate owned(b)	174	207	222	237	235

Total nonperforming assets(a)	832	946	980	1,014	1,150
Nonaccrual loans held for sale	5	3	6	11	15
Restructured loans—commercial (nonaccrual) held for sale	—	—	—	—	—

Total nonperforming assets including loans held for sale	$837	$949	$986	$1,025	$1,165

Restructured portfolio consumer loans and leases (accrual)	$1,623	$1,682	$1,685	$1,694	$1,671
Restructured portfolio commercial loans and leases (accrual)	$914	$847	$869	$499	$475
Ninety days past due loans and leases:
Commercial and industrial loans	$—	$1	$—	$3	$—
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	—	1	—	3	—

Residential mortgage loans	60	56	66	73	71
Home equity	—	—	—	46	48
Automobile loans	8	7	8	8	6
Credit card	26	30	29	26	27
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	94	93	103	153	152

Total ninety days past due loans and leases	$94	$94	$103	$156	$152

Ratios
Net losses charged off as a percent of average loans and leases	0.45%	0.76%	0.67%	0.49%	0.51%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.61%	1.65%	1.79%	1.92%	1.99%
As a percent of nonperforming loans and leases(a)	228%	202%	211%	218%	191%
As a percent of nonperforming assets(a)	175%	157%	161%	165%	151%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets , including other real estate owned(a)	0.70%	0.82%	0.84%	0.88%	1.04%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(a)	0.92%	1.05%	1.10%	1.16%	1.32%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	0.92%	1.05%	1.10%	1.15%	1.30%

(a)	Does not include nonaccrual loans held for sale
(b)	Excludes OREO related to government insured loans

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	June	March	December	September	June
	2014	2014	2013	2013	2013
Income before income taxes (U.S. GAAP)	$606	$438	$561	$604	$841
Add: Provision expense (U.S. GAAP)	76	69	53	51	64

Pre-provision net revenue	682	507	614	655	905
Net income available to common shareholders (U.S. GAAP)	416	309	383	421	582
Add: Intangible amortization, net of tax	1	1	1	1	1

Tangible net income available to common shareholders	417	310	384	422	583
Tangible net income available to common shareholders (annualized) (a)	1,673	1,257	1,523	1,674	2,338
Average Bancorp shareholders’ equity (U.S. GAAP)	15,157	14,862	14,757	14,440	14,221
Less: Average preferred stock	(1,119)	(1,034)	(703)	(593)	(717)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets	(17)	(19)	(20)	(22)	(24)

Average tangible common equity (b)	11,605	11,393	11,618	11,409	11,064
Total Bancorp shareholders’ equity (U.S. GAAP)	15,469	14,826	14,589	14,641	14,239
Less: Preferred stock	(1,331)	(1,034)	(1,034)	(593)	(991)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets	(17)	(18)	(19)	(21)	(23)

Tangible common equity, including unrealized gains / losses (c)	11,705	11,358	11,120	11,611	10,809
Less: Accumulated other comprehensive income	(382)	(196)	(82)	(218)	(149)

Tangible common equity, excluding unrealized gains / losses (d)	11,323	11,162	11,038	11,393	10,660
Add: Preferred stock	1,331	1,034	1,034	593	991

Tangible equity (e)	12,654	12,196	12,072	11,986	11,651
Total assets (U.S. GAAP)	132,562	129,654	130,443	125,673	123,360
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets	(17)	(18)	(19)	(21)	(23)

Tangible assets, including unrealized gains / losses (f)	130,129	127,220	128,008	123,236	120,921
Less: Accumulated other comprehensive income / loss, before tax	(588)	(302)	(126)	(335)	(229)

Tangible assets, excluding unrealized gains / losses (g)	129,541	126,918	127,882	122,901	120,692
Total Bancorp shareholders’ equity (U.S. GAAP)	15,469	14,826	14,589	14,641	14,239
Goodwill and certain other intangibles	(2,484)	(2,490)	(2,492)	(2,492)	(2,496)
Unrealized gains	(382)	(196)	(82)	(218)	(149)
Qualifying trust preferred securities	60	60	60	810	810
Other	(19)	(18)	19	21	22

Tier I capital	12,644	12,182	12,094	12,762	12,426
Less: Preferred stock	(1,331)	(1,034)	(1,034)	(593)	(991)
Qualifying trust preferred securities	(60)	(60)	(60)	(810)	(810)
Qualifying noncontrolling interests in consolidated subsidiaries	(1)	(1)	(37)	(39)	(38)

Tier I common equity (h)	11,252	11,087	10,963	11,320	10,587
Common shares outstanding (i)	844	848	855	887	851
Risk-weighted assets, determined in accordance with prescribed regulatory requirements (j)	117,127	116,622	115,969	113,801	111,559
Ratios:
Return on average tangible common equity (a) / (b)	14.4%	11.0%	13.1%	14.7%	21.1%
Tangible equity (e) / (g)	9.77%	9.61%	9.44%	9.75%	9.65%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.74%	8.79%	8.63%	9.27%	8.83%
Tangible common equity (including unrealized gains/losses) (c) / (f)	9.00%	8.93%	8.69%	9.42%	8.94%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.67%	9.57%	9.52%	10.01%	9.56%
Tangible book value per share (c) / (i)	$13.86	$13.40	$13.00	$13.09	$12.69
Tier I common equity (h) / (j)	9.61%	9.51%	9.45%	9.95%	9.49%

Basel III-Estimated Tier I common equity ratio

	June	March	December	September
	2014	2014	2013	2013
Tier I common equity (Basel I)	11,252	11,087	10,963	11,320
Add: Adjustment related to capital components	96	99	82	88

Estimated Tier I common equity under final Basel III rules without AOCI (opt out)(k)	11,348	11,186	11,045	11,408
Add: Adjustment related to AOCI	382	196	82	218

Estimated Tier I common equity under final Basel III rules with AOCI (non opt out)(l)	11,730	11,382	11,127	11,626

Estimated risk-weighted assets under final Basel III rules (m)	122,460	122,659	122,851	120,447

Estimated Tier I common equity ratio under final Basel III rules (opt out) (k) / (m)	9.27%	9.12%	8.99%	9.47%
Estimated Tier I common equity ratio under final Basel III rules (non opt out) (l) / (m)	9.58%	9.28%	9.06%	9.65%

(k)(l)	Under the final Basel III rules, non-advanced approach banks are permitted to make a one-time election to opt out of the requirement to include AOCI in Tier I common equity. Other adjustments include mortgage servicing rights and deferred tax assets subject to threshold limitations and deferred tax liabilities related to intangible assets.
(m)	Key differences under Basel III in the calculation of risk-weighted assets compared to Basel I include: (1) Risk weighting for commitments under 1 year; (2) Higher risk weighting for exposures to securitizations, past due loans, foreign banks and certain commercial real estate; (3) Higher risk weighting for mortgage servicing rights and deferred tax assets that are under certain thresholds as a percent of Tier I capital; and (4) Derivatives are differentiated between exchange clearing and over-the-counter and the 50% risk-weight cap is removed.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$414	$377	$65	$29	$20	$905
Provision for loan and lease losses	(40)	(47)	(13)	(1)	25	(76)

Net interest income after provision for loan and lease losses	374	330	52	28	45	829
Total noninterest income	219	170	89	101	157	736
Total noninterest expense	(330)	(384)	(164)	(111)	35	(954)

Net income before taxes	263	116	(23)	18	237	611
Applicable income taxes(a)	(49)	(41)	8	(6)	(84)	(172)

Net income	214	75	(15)	12	153	439
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	214	75	(15)	12	153	439
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$214	$75	$(15)	$12	$130	$416

For the three months ended March 31, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$409	$385	$64	$32	$8	$898
Provision for loan and lease losses	(97)	(45)	(25)	—	98	(69)

Net interest income after provision for loan and lease losses	312	340	39	32	106	829
Total noninterest income	210	172	118	103	(39)	564
Total noninterest expense	(334)	(390)	(166)	(110)	50	(950)

Net income before taxes	188	122	(9)	25	117	443
Applicable income taxes(a)	(24)	(42)	3	(8)	(53)	(124)

Net income	164	80	(6)	17	64	319
Net income attributable to noncontrolling interest	—	—	—	—	1	1

Net income attributable to Bancorp	164	80	(6)	17	63	318
Dividends on preferred stock	—	—	—	—	9	9

Net income available to common shareholders	$164	$80	$(6)	$17	$54	$309

For the three months ended December 31, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$426	$354	$66	$45	$14	$905
Provision for loan and lease losses	(73)	(54)	(21)	—	95	(53)

Net interest income after provision for loan and lease losses	353	300	45	45	109	852
Total noninterest income	201	187	133	100	82	703
Total noninterest expense	(323)	(397)	(130)	(108)	(31)	(989)

Net income before taxes	231	90	48	37	160	566
Applicable income taxes(a)	(42)	(32)	(16)	(13)	(61)	(164)

Net income	189	58	32	24	99	402
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	189	58	32	24	99	402
Dividends on preferred stock	—	—	—	—	19	19

Net income available to common shareholders	$189	$58	$32	$24	$80	$383

For the three months ended September 30, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$406	$347	$76	$38	$31	$898
Provision for loan and lease losses	(39)	(50)	(20)	—	58	(51)

Net interest income after provision for loan and lease losses	367	297	56	38	89	847
Total noninterest income	216	187	136	99	83	721
Total noninterest expense	(314)	(394)	(168)	(107)	24	(959)

Net income before taxes	269	90	24	30	196	609
Applicable income taxes(a)	(53)	(31)	(9)	(10)	(85)	(188)

Net income	216	59	15	20	111	421
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	216	59	15	20	111	421
Dividends on preferred stock	—	—	—	—	—	—

Net income available to common shareholders	$216	$59	$15	$20	$111	$421

For the three months ended June 30, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$392	$332	$85	$35	$41	$885
Provision for loan and lease losses	(39)	(49)	(22)	(1)	47	(64)

Net interest income after provision for loan and lease losses	353	283	63	34	88	821
Total noninterest income	210	185	250	99	316	1,060
Total noninterest expense	(301)	(393)	(208)	(123)	(10)	(1,035)

Net income before taxes	262	75	105	10	394	846
Applicable income taxes(a)	(49)	(27)	(38)	(3)	(138)	(255)

Net income	213	48	67	7	256	591
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	213	48	67	7	256	591
Dividends on preferred stock	—	—	—	—	9	9

Net income available to common shareholders	$213	$48	$67	$7	$247	$582

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2014, $5 million for the three months ended March 31, 2014, $5 million for the three months ended December 31, 2013, $5 million for the three months ended September 30, 2013 and $5 million for the three months ended June 30, 2013.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.